EXHIBIT 31.1

CERTIFICATION

I, Richard D. Callicutt II, certify that:

(1)	I have reviewed this Quarterly Report on Form 10-Q/A of BNC Bancorp; and

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 15, 2013	/s/ Richard D. Callicutt II
Richard D. Callicutt II
President, Chief Executive Officer and Director